FINANCIAL STATEMENTS

Balance Sheets as of June 30, 2012 (Unaudited) and December 31, 2011	2

Statements of Operations for the six months ended June 30, 2012 and 2011 and the period from December 20, 2009 (Inception) to June 30, 2012 (Unaudited)	3

Statement of Changes in Members’ Equity (Deficit) for the period from December 20, 2009 (Inception) to June 30, 2012 (Unaudited)	4

Statements of Cash Flows for the six months ended June 30, 2012 and 2011 and period from December 20, 2009 (Inception) to June 30, 2012 (Unaudited)	5

Notes to Financial Statements	6-9

Digitally Distributed, LLC

(A Development Stage Company)

Balance Sheets

June 30, 2012 and December 31, 2011

	June 30, 2012	December 31,
ASSETS	(Unaudited)	2011
Non-current assets
Equipment, net	-	-

Total assets	$-	$-

LIABILITIES AND MEMBERS' DEFICIT

Current Liabilities	$500	$250

Total liabilities	500	250

Contingencies	127,459	118,588

Members' deficit	(127,959)	(118,838)
Total liabilities and members' deficit	$-	$-

The accompanying notes are an integral part of these financial statements

2

Digitally Distributed, LLC

(A Development Stage Company)

Statements of Operations

For the Six Months Ended June 30, 2012 and 2011 and for the period from December 20, 2009 (Inception) through June 30, 2012

(Unaudited)

			December 20, 2009
			(Inception) through
	June 30,		June 30,
	2012	2011	2012

Revenues	$-	$-	$-
Cost of goods sold	-	-	-
Gross profit	-	-	-

Operating expenses
Depreciation expense	-	2,022	14,155
Delaware franchise fee	250	250	750
	250	2,272	14,905

Operating loss	(250)	(2,272)	(14,905)

Other expense - contigency reserve	(8,871)	-	(127,459)

Net loss	$(9,121)	$(2,272)	$(142,364)

The accompanying notes are an integral part of these financial statements

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Digitally Distributed, LLC

(A Development Stage Company)

Statement of Changes in Members' Equity (Deficit)

		Deficit
		Accumulated	Total
	Members	During the	Members'
	Contributions	Development Stage	Equity (Deficit)
Balance, December 20, 2009 (Inception)	$14,155	$-	$14,155
Net loss	-	(12,383)	(12,383)
Balance, December 31, 2010	14,155	(12,383)	1,772
Contribution	250	-	250
Net loss	-	(120,860)	(120,860)
Balance, December 31, 2011	14,405	(133,243)	(118,838)
Net loss	-	(9,121)	(9,121)
Balance, June 30, 2012 (Unaudited)	$14,405	$(142,364)	$(127,959)

The accompanying notes are an integral part of these financial statements

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Digitally Distributed, LLC

(A Development Stage Company)

 Statements of Cash Flows

For the Six Months Ended June 30, 2012 and 2011 and for the period from December 20, 2009 (Inception) through June 30, 2012

(Unaudited)

	June 30,		For the period from December 20, 2009 (Inception)
	2012	2011	to June 30, 2012
OPERATING ACTIVITIES
Net loss	$(9,121)	$(2,272)	$(142,364)
Adjustments to reconcile net income to net cash
used in operating activities
Depreciation	-	2,022	14,155
Contigencies - interest expense	8,871	-	9,459
Changes in operating liabilities
Current liabilities	250	250	500

Cash used in operating activities	$-	$-	$(118,250)

FINANCING ACTIVITIES
Proceeds from investor	-	-	118,000
Contributions from member	-	-	250

Cash from financing activities	-	-	118,250

Net increase in cash	-	-	-

Cash, beginning of period	-	-	-

Cash, end of period	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for LLC fees and taxes	$-	$250	$250

The accompanying notes are an integral part of these financial statements

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DIGITALLY DISTRIBUTED, LLC

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Digitally Distributed, LLC (the “Company”) was incorporated on December 20, 2009 (“Inception”) under the laws of the State of Delaware and based in Los Angeles, California to develop technologies that provide content owners distribution capabilities across multiple platforms using existing internet protocol (“IP”) services. The Company is focused on the opportunity presented by over-the-top (“OTT”) home entertainment media, which targets DVD players, video game consoles, Smart TVs and stand-alone internet connected devices which delivers content such as Video-on-Demand (“VOD”) services by connecting to users’ IP services. The Company’s technologies will help content owners distribute and monetize their products by delivery to OTT devices. The Company is in the development stage and has not earned revenues and income from Inception through December 31, 2011. See note 2 Going Concern.

Regency Resources, Inc., a Nevada corporation and a SEC registrant entered into a binding letter of intent with Digitally Distributed Acquisition Corp., a Delaware corporation ("DDAC"), effective April 10, 2012 (the "LOI"), in connection with a proposed reverse acquisition transaction by and between Regency Resources, Inc. and DDAC whereby Regency Resources, Inc. will acquire all of the shares of outstanding capital stock of DDAC in exchange for the issuance of a certain ownership interest in Regency Resources, Inc to the shareholders of DDAC (the "Share Exchange"). DDAC is expected to have certain valuable products and intellectual property rights comprised of a web-based multi-tiered billing infrastructure and related to proprietary software and other means of syndicating and encoding media content that it will acquire from Digitally Distributed, LLC “DDLLC”, a Delaware limited liability company prior to or concurrently with the Closing. DDLLC is effectively no longer an operation entity and all transactions were performed and operated through DDAC as of January 25, 2012.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company did not have cash balances as of June 30, 2012 and December 31, 2011.

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DIGITALLY DISTRIBUTED, LLC

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

(Unaudited)

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of June 30, 2012 and December 31, 2011, there were no deferred taxes.

Fair Value of Financial Instruments

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

• Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

• Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

• Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

NOTE 2 - GOING CONCERN

The Company is in the development stage and has no revenue or income since its inception on December 20, 2009. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully closing the letter of intent as described in note 1 – nature of operations.

The members of the Company will pay all expenses incurred by the Company until a business combination is effected, without repayment. There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

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DIGITALLY DISTRIBUTED, LLC

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

(Unaudited)

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS) of Fair Value Measurement – Topic 820.” ASU 2011-04 is intended to provide a consistent definition of fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments include those that clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements, as well as those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This update is effective for annual and interim periods beginning after December 15, 2011. The adoption of this ASU did not have a material impact on the Company’s financial statements.

NOTE 4 – CONTINGENCIES

On December 19, 2011, the Company entered into two promissory notes with an accredited investor pursuant to which the Company issued two 14% convertible promissory notes (the “Notes”) in the aggregate principal amount to advance of up to $280,000 to the Company. The Company has only received $118,000 of the agreed to $280,000.

The Notes were offered and sold in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. The Notes have a six-month term due June 16, 2012 and are convertible by the holder into Common Stock of a contemplated merger or acquisition and a subsequent newly formed company (“Acquireco”) at a price of $0.10 per share. The Company may prepay all or a portion of the outstanding principal and interest under the Notes upon 10 days' written notice without penalty. The amount due under the Notes will become immediately due and payable if the Company fails to pay unpaid principal on the maturity date of June 16, 2012, any representation or warranty made by the Company is false, incorrect, incomplete or misleading, or the Company dissolves, liquidates, ceases operations, is unable to pay its debts when due, a receiver or trustee is appointed or bankruptcy proceedings are instituted. While any amount of the Note is outstanding, the borrower is obligated to the covenants of (i) paying no dividends or other distributions of any shares of common or preferred stock; (ii) borrower will provide prompt notice of any material adverse event affecting the borrower; and (iii) borrower shall make in a timely manner all payments due and not reasonable disputed.

The Company is in default of these agreements because it did not repay principal and accrued interest on the maturity date of June 16, 2012. Due to the default provisions of the Note, the Company will begin accruing interest at the default rate of 29% per annum from the maturity date going forward. The Company during July 2012 tried to begin negotiations with the investor however has been unsuccessful in contacting the investor to date. The Company has recorded the contingent liability of $127,459 to reflect the obligation that it believes it owes to investor. The investor is claiming that the Company owes an additional $162,000 plus accrued interest but the Company never received the additional funds as described under the Notes. $162,000 and intends to defend against any position that the investor takes pertaining to the additional $162,000. The Company has treated this matter as a contingent liability because at this time the Company is uncertain as to how and when this matter will be resolved, however, the Company has accrued the most likely amount to be settled with the investor.

NOTE 5 – MEMBERS’ EQUITY

The net income, net loss, capital gains and cash distributions pertaining to the Company are allocated to its members in accordance in accordance with the provisions of the Company’s operating agreements. The operating agreements provide that all items of net income, loss, capital gain and cash distributions be allocated among the members based upon their respective percentage interest. There is only one class of member’s interest, whose rights are governed and set forth in the operating agreements.

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DIGITALLY DISTRIBUTED, LLC

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

(Unaudited)

In accordance with the generally accepted method of presenting limited liability company financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of net income of the LLC, or any provision for federal income taxes.

The Company is taxed as a limited liability company (“LLC”) under the provisions of federal and state tax codes. Under federal laws, taxes based on income of a limited liability company are payable by the LLC members individually. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements. A provision for Delaware franchise tax has been recorded in expenses in the accompanying financial statements at a statutory amount based on par value method under Delaware laws.

NOTE 6 – SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through July 24, 2012, the date the financial statements were available to be issued, and identified no events or transactions that required recognition or disclosure.

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